                                                                   EXHBIT 10.8


                        RESTATED SHAREHOLDERS AGREEMENT
                        -------------------------------

        RESTATED SHAREHOLDERS AGREEMENT, made on 8/27, 1996, among Cary Wolen, having an address at 49 Irving Drive, Woodbury, New York 11797, Steven Latessa, having an address at 83 Bayberry Lane, Smithtown, New York 11787 and Anthony Saffiotti, having an address at 63 Amhurst Road, Albertson, New York 11507, (each separately referred to as a Shareholder and collectively referred to as the Shareholders), and Mortgage Plus Equity & Loan Corporation, a New York corporation, with offices located at 6851 Jericho Turnpike, Syosset, New York 11791 (the Corporation).

                                      I.

                                   RECITALS
                                   --------

        A. The Shareholders together own all of the issued and outstanding shares of the Corporation.

        B. The Shareholders have conducted, and will continue to conduct, the Corporation as a closed corporation and want to provide for share ownership and control of the Corporation, and other matters, as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to the following terms and conditions.

                                      II.

                              TERMS AND CONDITIONS
                              --------------------

SECTION 1.      CAPITALIZATION.
                --------------

                The Corporation has 200 authorized shares of voting common stock, of which 100 shares are issued and outstanding. The shares are owned as set forth on Schedule A attached to and made a part of this agreement.

SECTION 2.      CONTRIBUTIONS TO CAPITAL.
                ------------------------

                The Shareholders have contributed to the capital of the Corporation in the amounts stated on Schedule B attached to this Agreement. In the event that additional capital is required, each Shareholder shall contribute its pro rata portion of the required amount based on percentage of "voting" share ownership.

SECTION 3.      ELECTION OF OFFICERS AND DIRECTORS.
                ----------------------------------

                3.1 Election of Directors.  The Shareholders shall elect a Board
                    ---------------------
of Directors consisting of Cary Wolen, Steven Latessa and Anthony Saffiotti or one designee of each of them.

                3.1 Election of Officers.  The officers of the Corporation shall
                    --------------------
be:


SHAREHOLDERS AGREEMENT -- PAGE 2
--------------------------------

                President                 - Steven Latessa
                Chief Financial Officer   - Cary Wolen
                Vice President            - Anthony Saffiotti
                Secretary                 - Cary Wolen
                Treasurer                 - Cary Wolen

SECTION 4.      MANAGEMENT OF THE BUSINESS OF THE CORPORATION.
                ---------------------------------------------

                The Shareholders shall devote such time and attention to the business of the Corporation as is necessary and all shall use their best efforts to promote the business of the Corporation. Each shall keep the others currently apprised of all matters affecting the business of the Corporation, cause all financial matters to be entered in the appropriate books and records and consult with one another on all business matters.

SECTION 5.      RESTRICTION ON SALE OF SHARES.
                -----------------------------

                No Shareholder shall assign, encumber, transfer or otherwise dispose of all or any portion of his shares, by sale or otherwise, to any person or entity except as provided in this Agreement. The Corporation shall not issue any previously unissued or treasury shares of the outstanding shares.

                The Corporation shall not recognize any sale, assignment, transfer, pledge, mortgage, encumbrance, or other

SHAREHOLDERS AGREEMENT -- PAGE 3
-------------------------------
disposition of any shares in accordance with the provisions of this Agreement and shall not issue or transfer any shares to any person or entity unless and until such person or entity has executed and delivered to the Corporation a counterpart of this Agreement.

SECTION 6.      SALE OF SHARES DURING LIFETIME.
                ------------------------------

                6.1 Notice. Any Shareholder desiring to sell his shares during
                    ------
his lifetime shall so notify the Corporation and non-selling Shareholders in writing (Notice).

                6.2 Option to Purchase.
                    ------------------

                6.2.1 The Corporation shall have an option to purchase all, but not less than all, of the shares, which option shall be exercisable by written notification to the selling Shareholder no later than 30 days after receipt of Notice (the Initial Option Period). The selling shareholder shall abstain from voting as Shareholder or Director with respect to the exercise of the Option by the Corporation.

                6.2.2 If, upon expiration of the Initial Option Period, the Corporation has not notified the selling Shareholder of its intention to purchase all of the shares, the non-Selling Shareholders shall have an additional option to purchase all, but not less than all, of the unsold shares, which shall be exercisable by written notification to the selling

SHAREHOLDERS AGREEMENT -- PAGE 4
--------------------------------

Shareholder no later than 15 days after the expiration of the Initial Option Period (the Additional Option Period). If more than one Shareholder wishes to purchase the shares, then each purchasing Shareholder shall purchase his pro rata portion, based on the aggregate number of shares owned by all the purchasing Shareholders. In the event that any non-selling Shareholder wishes to purchase fewer than his pro rata portion of the unsold shares, the others may purchase their pro rata portions of the remaining shares.

               6.3  Purchase Price.  The purchase price for shares purchased
                    --------------
pursuant to this Section shall be the Agreed Value, as provided in this Agreement.

               6.4  Payment of Purchase Price.  The purchase price for shares
                    -------------------------
purchased under any purchase provison of this Agreement shall be paid at the closing, or the purchaser may elect to pay 25% percent of the purchase price at the closing, with the balance payable over 3 years in 36 equal monthly installments. The obligation to pay the balance of the purchase price shall be evidenced by a promissory note bearing interest at a rate per annum equal to the prime rate for commercial loans announced by the bank used by the Corporation's principal office on the date the note is issued. The note shall provide that
(i) in the event of default in payment of any installment, the entire unpaid principal amount


SHAREHOLDERS AGREEMENT -- PAGE 5
--------------------------------
shall become due and payable immediately and (ii) the principal amount of the note may be prepaid at any time, with interest accrued to the date of payment, in whole or in part without penalty or premium.

               6.5  Closing.  The closing of any purchase pursuant to this
                    -------
Section shall take place within 60 days of the termination of the Initial Option Period or the Additional Option Period, as the case may be, at the office of the Corporation's attorneys, or at such other location as the parties may agree. At the closing, the selling Shareholder shall deliver (i) the stock certificates representing the shares being sold, duly endorsed for transfer to the purchaser,
(ii) his written resignation as an officer, director and, if applicable, employee of the Corporation and (iii) the written agreement of the selling Shareholder that he shall not, for a period of 2 year from the closing date, directly or indirectly, enter into any business similar to or in competition with the business conducted by the Corporation at the time of closing, whether as an owner, stockholder, partner, officer, director, agent or employee, within New York, Missouri, Pennsylvania or Florida, nor will he serve or solicit any customers or accounts of the Corporation which were served by the Corporation within the 12 months immediately preceding the closing.


SHAREHOLDERS AGREEMENT -- PAGE 6
--------------------------------

               6.6  Failure to Exercise Option.  In the event that neither the
                    --------------------------
Corporation nor the non-selling Shareholders have exercised the option to purchase all of the shares of the selling Shareholder, within the applicable option period, the selling Shareholder shall be free to sell such shares to a third party provided (i) such party agrees to be bound by the terms and conditions of this Agreement and executes and delivers a counterpart of this Agreement to the Corporation and (ii) such transfer shall not have the effect of preventing the Corporation from qualifying for Subchapter "S" status pursuant to Internal Revenue Code (S)1361 et. seq.
                              --  ---

SECTION 7.     PURCHASE OF STOCK ON DEATH OF A SHAREHOLDER.
               -------------------------------------------

               On the death of any Shareholder, their respective estates shall sell to the Corporation, and the Corporation shall purchase, all of the shares owned by that Shareholder, on the date of his or her death.

               7.1  Purchase Price.   For purposes of this Section, the purchase
                    --------------
price of the shares shall be the greater of the amount of the proceeds of all life insurance policies (if any) held by the Corporation on the life of the deceased Shareholder (the Insurance Policies), or the Agreed Value, as provided in Section 8 of this Agreement.


SHAREHOLDERS AGREEMENT -- PAGE 7
--------------------------------

               7.2  Payment of the Purchase Price.  The purchase price shall be
                    -----------------------------
paid no later than 60 days after the later of the qualification of the legal representative of the estate of the deceased Shareholder, and receipt by the Corporation of the proceeds of the Insurance Policies, as follows: if the insurance proceeds are sufficient to pay the full purchase price, then the full purchase price shall be paid immediately; if the purchase price exceeds the insurance proceeds, the excess, or if no insurance has been maintained by the Corporation, the entire purchase price, shall be paid as provided in Section 6.4 of this Agreement.

               7.3  Transfer of Shares.  Upon payment of the purchase price and,
                    ------------------
if applicable, execution and delivery of the promissory note, the legal representative shall execute and deliver all instruments necessary to transfer the shares to the Corporation. If such instruments have not been delivered within 120 days of the date of death, then the remaining Shareholders shall have the right, until the shares of the deceased Shareholder have been duly transferred, to vote such shares, pro-rata on the basis of their share ownership, on all matters requiring the approval of Shareholders.

SECTION 8.     AGREED VALUE OF SHARES.
               ----------------------


SHAREHOLDERS AGREEMENT -- PAGE 8
--------------------------------

               8.1  Certificate of Value.  Each year, no later than 60 days
                    --------------------
after the last day of the Corporation's fiscal year (the Valuation Date), the Shareholders shall establish a value (the Agreed Value) for each share, either by affirmation of the value established for the year immediately preceding or by establishment of a new value. The Certificate of Value is attached to this Agreement as Schedule C. If the parties fail in any one year to so establish a value, the value established for the immediately preceding year shall control.

               8.2  Book Value.  In the event the Shareholders fail to value the
                    ----------
shares as provided in Section 8.1, for 2 consecutive Valuation Dates, then the Agreed Value of the shares shall be their book value. For purposes of this Agreement, "book value" shall mean: (a) the net worth of the shares as of the applicable date as determined by the Corporation's usual accountant, which determination when made and delivered to the Corporation shall be binding upon the parties to this Agreement, to which net worth shall be added, as good will,
(b) an amount equal to the average annual net profit, after deducting any applicable state, federal and local taxes, for the 3 fiscal years preceding the year in which such determination is made.

SECTION 9.     INSUFFICIENT SURPLUS.
               --------------------


SHAREHOLDERS AGREEMENT -- PAGE 9
--------------------------------

               If, at the time that the Corporation is required to purchase a Shareholder's shares, the Corporation's surplus is insufficient for such purpose, then the entire available surplus shall be used to purchase the shares, and the Corporation and the Shareholders shall promptly act to reduce the stated capital or otherwise increase the surplus of the Corporation to the extent necessary for the purchase, including, if possible, the revaluation of corporate assets to reflect the market value of such assets on the books of the Corporation.

SECTION 10.    TERM.
               ----

               This Agreement shall terminate upon the occurrence of any of the following events:

               A.   Bankruptcy, receivership, or dissolution of the Corporation;

               B. Mutual agreement in writing of the parties to this Agreement; or

               C. Acquisition of a majority of the Corporation's shares by a third party, merger, or sale of all or substantially all of the Corporation's assets.

               Upon the termination of this Agreement, each Shareholder shall surrender to the Corporation his stock certificates and the Corporation shall issue to the Shareholder, in


SHAREHOLDERS AGREEMENT -- PAGE 10
---------------------------------
lieu thereof, new certificates for an equal number of shares without the endorsement set forth thereon.

SECTION 11.  INSURANCE POLICIES.
             ------------------

             11.1  Maintenance.  The Corporation may purchase and maintain a
                   -----------
policy or policies naming the Corporation as beneficiary, insuring the life of each Shareholder in an amount equal to the Agreed Value of such Shareholder's shares. The amount of coverage shall be reviewed annually and adjusted to reflect adjustments in the Agreed Value as provided in this Agreement.

             11.2  Option to Purchase on Termination.  If any Shareholder ceases
                   ---------------------------------
to be a Shareholder of the Corporation for any reason, the Shareholder or his spouse or other interested person shall have the right within 6 months from the date thereof to purchase from the Corporation any or all of the policies upon his life held by the Corporation by paying for each policy an amount equal to its cash surrender value, if any, as of the date of such purchase, plus the portion of the most recently paid premium applicable to the period commencing on the date of purchase. The Corporation shall take all necessary action to effectuate the transfer of such policies.

SECTION 12.  DISABILITY PAYMENTS TO A SHAREHOLDER.
             ------------------------------------

             In the event a Shareholder becomes partially or permanently disabled prior to the age of 65, so that he is not able


SHAREHOLDERS AGREEMENT -- PAGE 11
---------------------------------
to perform his normal and customary duties for the Corporation for a period of 45 consecutive days, then, in that event, the Shareholder shall continue to receive from the Corporation an amount of money equal to the full salary he was receiving during the previous 12 calendar months (the Disability Payments). The Disability Payments shall be paid by the Corporation to the Shareholder on a weekly basis for 6 months or until the Shareholder is no longer disabled in that he can again perform his normal and customary duties for the Corporation.

SECTION 13.  PAYMENTS UPON DEATH OF A SHAREHOLDER.
             ------------------------------------

             In the event a Shareholder dies, the Corporation shall pay to the Shareholder's spouse (or in the absence of a spouse, to the Shareholder's estate) an amount of money equal to 100% of the salary the Shareholder was receiving during the 12 months prior to his death (the Payments). The Payments shall be paid by the Corporation to the Shareholder's spouse (or estate, as the case may be) on a weekly basis for 6 months.

SECTION 14.  DECEASED SHAREHOLDER'S SHARES.
             -----------------------------

             In the event (a) a Shareholder dies (the Deceased Shareholder), and
(b) the Deceased Shareholder's shares in the Corporation are redeemed by the Corporation pursuant to the terms of this Agreement, and (c) within a 2 year period after the Deceased Shareholder's death a majority of the Corporation's shares


SHAREHOLDERS AGREEMENT -- PAGE 12
---------------------------------
are acquired by a third party, or the Corporation merges with another entity, or all (or substantially all) of the assets of the Corporation are sold, or the Corporation's shares are the subject of a private placement offering or a public offering (all collectively referred to as the Sale), then the Deceased Shareholder's heirs shall be entitled, as soon as practicable, to the benefit of the Sale to be paid in stock, stock options or cash, or a combination of two or more of them, the form of which shall be the same as offered to the other Shareholders (the Sale Benefit). The Sale Benefit shall be in an amount equal to the difference between (a) the value of the Deceased Shareholder's shares at the time of his death, and (b) the value the Deceased Shareholder's shares would have had at the time of the Sale if the Deceased Shareholder's shares had not been redeemed by the Corporation.

SECTION 15.  ENDORSEMENT ON STOCK CERTIFICATES.
             ---------------------------------

             Each stock certificate issued by the Corporation shall be endorsed as follows:

             "The shares represented by this certificate are subject to the terms of a shareholders agreement, a copy of which is on file at the office of the Corporation."

SECTION 16.  RATIFICATION OF AGREEMENT.
             -------------------------

             The Shareholders shall execute, acknowledge, verify and deliver any and all documents or affidavits and shall take such


SHAREHOLDERS AGREEMENT -- PAGE 13
---------------------------------
other actions, requisite or appropriate to effectuate the provisions and purposes of this Agreement.

SECTION 17.        MISCELLANEOUS
                   -------------

             17.1  Notices.  All notices called for in this Agreement shall be
                   -------
deemed to have been given when mailed by certified mail, return receipt requested, with a copy mailed by regular first class mail, to the parties at the addresses listed above, or to such other addresses as the parties may designate in writing.

             17.2  Construction.  This Agreement shall be governed by and
                   ------------
construed in accordance with the laws of the State of New York. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the other provisions of this Agreement, which shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

             17.3  Entire Agreement.  This Agreement sets forth the entire
                   ----------------
understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement. Any and all prior Shareholder agreements, or memoranda of understanding, are canceled, terminated, made null and void and are of no further force and effect.

             17.4  Modification.  No modification or waiver of any provision of
                   ------------
this Agreement shall be valid unless made in writing signed by all parties to this Agreement.


SHAREHOLDERS AGREEMENT -- PAGE 14
---------------------------------

      17.5  Benefits and Burdens.  This Agreement shall be binding upon and
            --------------------
shall inure to the benefit of the Corporation and its Shareholders, their heirs, legal representatives, successors and assigns.

     17.6  Counterparts.  This Agreement may be executed in several
           ------------
counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same agreement.

     17.7  Arbitration.  Any disagreement between the parties to this Agreement
           -----------
shall be submitted to Arbitration in Nassau County, New York and shall be determined by and in accordance with the rules and regulations of the American Arbitration Association then in effect.


                IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be duly executed as of 8/27, 1996.

                                       Mortgage Plus Equity & Loan
                                       Corporation




/s/ Cary Wolen                         By: /s/ Steven Latessa
------------------------------             ------------------------------
Cary Wolen                                 Name:  Steven Latessa
                                           Title: CEO

/s/ Steven Latessa
------------------------------
Steven Latessa


/s/ Anthony Saffiotti
------------------------------
Anthony Saffiotti


SHAREHOLDERS AGREEMENT -- PAGE 15
---------------------------------

                                  SCHEDULE A
                                  ----------

                                STOCK OWNERSHIP
                                ---------------

                          CERTIFICATE                                %
SHAREHOLDER                   NO.           # OF SHARES          OWNERSHIP
--------------------------------------------------------------------------


Cary Wolen                     1               33 1/3              33 1/3

Steven Latessa                 2               33 1/3              33 1/3

Anthony Saffiotti              3               33 1/3              33 1/3





SHAREHOLDER'S AGREEMENT -- PAGE 16
----------------------------------

                                  SCHEDULE B
                                  ----------

Shareholder                                                Amount of Capital
-----------                                                -----------------
                                                              Contribution
                                                              ------------

Cary Wolen

Steven Latessa

Anthony Saffiotti






SHAREHOLDERS AGREEMENT -- PAGE 17
---------------------------------

                                  SCHEDULE C
                                  ----------

                             CERTIFICATE OF VALUE
                             --------------------

     The Agreed Value of each share of issued and outstanding stock of the Corporation shall be $_______________ per share as of the date written below.

Dated:  ________________, 199_



                                              --------------------------------

                                              --------------------------------






SHAREHOLDERS AGREEMENT -- PAGE 18
---------------------------------

                              FIRST AMENDMENT TO
                              ------------------

                             RESTATED SHAREHOLDERS
                             ---------------------

                                   AGREEMENT
                                   ---------


     FIRST AMENDMENT TO RESTATED SHAREHOLDERS AGREEMENT, made on August 27, 1996, among Cary Wolen, having an address at 49 Irving Drive, Woodbury, New York 11797, Steven Latessa having an address at 83 Bayberry Lane, Smithtown, New York 11787, Anthony Saffiotti, having an address at 63 Amhurst Road, Albertson, New York 11507 and Lydia Blasi, having an address at 3 Barton Drive, West Orange, New Jersey 07052 (each separately referred to as a Shareholder and collectively referred to as the Shareholders), and Mortgage Plus Equity and Loan Corporation, a New York corporation, with offices located at 6851 Jericho Turnpike, Syosset, New York 11791 (the Corporation).



                                       I

                                   RECITALS
                                   --------

     A. The Corporation and Messrs. Wolen, Latessa and Saffiotti executed a Restated Shareholders Agreement.

     B.  Lydia Blasi has since become a Shareholder of the Corporation.

     C. The Shareholders together own all the issued and outstanding shares of the Corporation.

     D. The Shareholders want to amend the Restated Shareholders Agreement to reflect Lydia Blasi as a new Shareholder and to elect a new Board of Directors.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to the following terms and conditions.


                                      II.

                             TERMS AND CONDITIONS
                             --------------------

     1. Section 3.1 of the Restated Shareholders Agreement is amended to reflect the election of a Board of Directors consisting of Cary Wolen, Steven Latessa, Anthony Saffiotti and Jon P. Blasi.

     2. Supplementing the provisions of Section 6 of the Restated Shareholders Agreement, a new Section 6.7 is added as follows:

     6.7 Right of Jon P. Blasi to Purchase Lydia Blasi's Shares.
         ------------------------------------------------------
Notwithstanding anything contained in this Agreement to the contrary, upon the death of Lydia Blasi, her husband, Jon P. Blasi, if he is alive, shall have the option to purchase all, but not less than all, of the Shares owned by Lydia Blasi at the time of her death (Jon P. Blasi's Option). Jon P. Blasi's Option shall be exercisable prior to the option of the Corporation and the non-selling shareholders to purchase Lydia Blasi's shares, as set forth in this Section 6, all in the same manner, and upon the same notice, purchase and other terms, as set forth in this Section 6.

     3. Schedule A of the Restated Shareholders Agreement is amended to reflect the stock ownership of the Corporation as follows:

FIRST AMENDMENT TO RESTATED SHAREHOLDERS AGREEMENT -- PAGE 2
------------------------------------------------------------

Shareholder               Certificate               # of               %
                              No.                   Shares             Ownership
--------------------------------------------------------------------------------

Cary Wolen                    4                     33.477             33.477

Steven Latessa                5                     33.477             33.477

Anthony Saffiotti             6                     23.146             24.146

Lydia Blasi                   7                      9.900              9.900


     4. All the other terms and conditions of the Restated Shareholders Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have caused this First Amendment to Restated Shareholders Agreement to be duly executed as of August 27, 1996.


                                                   Mortgage Plus Equity and Loan
                                                   Corporation

/s/ Cary Wolen                                 By: /s/ Steven Latessa CEO
-------------------------                          -----------------------------
Cary Wolen                                         Name: Steven M.  Latessa
                                                   Title: CEO
/s/ Steven Latessa
-------------------------
Steven Latessa

/s/ Anthony Saffiotti
-------------------------
Anthony Saffiotti

/s/ Lydia Blasi
-------------------------
Lydia Blasi


FIRST AMENDMENT TO RESTATED SHAREHOLDERS AGREEMENT -- PAGE 3
-------------------------------------------------------------